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                                                                    EXHIBIT 11.1

                              VANSTAR CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                               SIX MONTHS ENDED
                                                 OCTOBER 31,         YEAR ENDED   YEAR ENDED   SEVEN MONTHS    YEAR ENDED
                                           ------------------------   APRIL 30,    APRIL 30,    ENDED APRIL   SEPTEMBER 30,
                                              1996         1995         1996         1995        30, 1994         1993
                                           -----------  -----------  -----------  -----------  -------------  -------------
HISTORICAL CALCULATION:
Weighted average number of common shares
  outstanding (Common A & B).............      40,718       11,029       14,247       11,040        11,168          9,282
Common equivalent shares from stock
  options and warrants using the treasury
  stock method...........................       1,722           23          360       --                72         --
Common equivalent shares from preferred
  stock using the as-if converted method
  (F & SP)...............................      --           20,306       13,169       --            15,310         --
Common equivalent shares from stock
  options and warrants related to SAB No.
  83 using the treasury stock method.....      --            1,671        2,445        2,671         2,671          2,671
                                           -----------  -----------  -----------  -----------  -------------  -------------
Shares used in per share calculation.....      42,440       33,029       30,221       13,711        29,221         11,953
                                           -----------  -----------  -----------  -----------  -------------  -------------
Net income (loss)........................   $  20,840    $   8,265    $  17,247    $   1,268     $  44,505      $  (4,246)
Preferred stock dividends................      --           --           (2,988)      (3,611)       (2,332)        (3,941)
                                           -----------  -----------  -----------  -----------  -------------  -------------
Income (loss) applicable to common
  stock..................................   $  20,840    $   8,265    $  14,259    $  (2,343)    $  42,173      $  (8,187)
                                           -----------  -----------  -----------  -----------  -------------  -------------
                                           -----------  -----------  -----------  -----------  -------------  -------------
Income (loss) per share..................   $    0.49    $    0.25    $    0.57    $   (0.17)    $    1.52      $   (0.68)
                                           -----------  -----------  -----------  -----------  -------------  -------------
                                           -----------  -----------  -----------  -----------  -------------  -------------

PRO FORMA CALCULATION:
Weighted average number of common shares
  outstanding............................                                12,107       11,040
Common equivalent shares from stock
  options using the treasury stock
  method.................................                                   310           72
Common shares from the assumed conversion
  of all outstanding preferred stock and
  warrants...............................                                20,306       18,703
Common equivalent shares from stock
  options and warrants related to SAB No.
  83 using the treasury stock method.....                                 1,528        2,671
                                                                     -----------  -----------
Pro forma shares used in computing net
  income per share.......................                                34,251       32,486
                                                                     -----------  -----------
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Net income...............................                             $  17,247    $   1,268
                                                                     -----------  -----------
                                                                     -----------  -----------
Pro forma net income per share...........                             $    0.50    $    0.04
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